                                                                     EXHIBIT (w)
                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                        Series 1998-7 Monthly Statement
                     Class A Certificate CUSIP #25466KCA5
                     Class B Certificate CUSIP #25466KCB3


Trust Distribution Date: December 15, 1998  Due Period Ending: November 30, 1998

Pursuant to the Series Supplement dated as of November 12, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     -----------------------------------------------------------------------------------------------------------

     Series  1998-7                                     Total              Interest          Principal
         Class A      33 days at 5.600000000%       $5.133333333         $5.133333333       $0.000000000

         Class B      33 days at 5.900000000%       $5.408333333         $5.408333333       $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------
  (a) Aggregate Investor Interest                        $18,782,271,009.31
      Seller Interest                                     $5,226,651,457.50

      Total Master Trust                                 $24,008,922,466.81


  (b) Group One Investor Interest                        $16,232,271,009.31

  (c) Group Two Investor Interest                         $2,550,000,000.00

  (d) Series 1998-7 Investor Interest                     $1,052,632,000.00

  (e) Class A Investor Interest                           $1,000,000,000.00

      Class B Investor Interest                              $52,632,000.00

3.    Allocation of Receivables Collected During the Due Period
      ---------------------------------------------------------
                                                                Finance Charge              Principal            Yield
                                                                 Collections               Collections         Collections
  (a) Allocation of Collections between Investor and Seller

      Aggregate Investor Allocation.                             $307,561,871.78         $2,531,194,845.53          $0.00

      Seller:                                                     $74,930,196.09           $616,665,924.93          $0.00

  (b) Group One Allocation                                       $266,061,482.42         $2,189,651,951.93          $0.00

  (c) Group Two Allocation                                        $41,500,389.36           $341,542,893.60          $0.00

  (d) Series 1998-7 Allocations                                   $17,097,395.44           $140,709,376.43          $0.00

  (e) Class A Allocations                                         $16,255,912.89           $133,784,082.74          $0.00

      Class B Allocations                                            $841,482.55             $6,925,293.69          $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                         Deposits into the
                             SPFAs This        SPFA        Deposit Deficit    Investment
                             Due Period       Balance        Amount            Income
     Series 1998-7             $0.00          $0.00             0.00            $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                 Total Payments
                               Amount Paid     Deficit Amount     Through This
                             This Due Period   This Due Period     Due Period
     Series 1998-7                 $0.00            $0.00             $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                          Deposits Into the
                                             SIFAs This
                                             Due Period         SIFA Balance
     Series 1998-7                         $5,417,984.73        $5,417,984.73

7.   Pool Factors
     ------------
                                                           This Due Period
     Class A                                                    1.00000000

     Class B                                                    1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                 Cumulative
                                                            Investor Charged-Off
                                         This Due Period           Amount
  (a) Group One                          $104,362,158.22            $0.00

  (b) Group Two                           $16,278,456.25            $0.00

  (c) Series 1998-7                        $6,706,423.91            $0.00

  (d) Class A                              $6,376,353.83            $0.00

      Class B                                $330,070.08            $0.00

9.   Investor Losses This Due Period
     -------------------------------
                                                               Per $1,000 of
                                                             Original Invested
                                                    Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1998-7                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------
                                                               Per $1,000 of
                                                             Original Invested
                                                    Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1998-7                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                               Per $1,000 of
                                                             Original Invested
                                                    Total        Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1998-7                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------
  (a) Group One                                           $27,269,062.78

  (b) Group Two                                            $4,250,000.00

  (c) Series 1998-7                                        $1,754,386.67

  (d) Class A                                              $1,666,666.67

      Class B                                                 $87,720.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                             As a Percentage
                                                                of Class A
                                               Total         Invested Amount
     Series 1998-7 Class B                 $89,473,720.00        8.9474%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------
                                           Shared Amount   Class B Amount
     Maximum Amount                                $0.00   $42,105,280.00

     Available Amount                              $0.00   $42,105,280.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                         $0.00            $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding             $24,384,557,504.89

                                 Delinquent Amount                 Percentage of Ending
     Payment Status              Ending Balance                    Receivables Outstanding
     30-59 days                 $535,031,401.69                            2.19%

     60-179 days                $1,142,280,047.90                          4.68%


                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee


                              BY:
                                  -----------------------------
                                        Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                        Series 1998-7 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of November 12, 1998 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1998-7 Master Trust Certificates for the Distribution Date occurring on December 15, 1998:

 1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.   The aggregate amount of Collections processed during the related Due
      Period is equal to                                                                  $3,530,352,838.30

 4.   The aggregate amount of Class A Principal Collections processed
      during the related Due Period is equal to                                             $133,784,082.74

 5.   The aggregate amount of Class A Finance Charge Collections processed
      during the related Due Period is equal to                                              $16,255,912.89

 6a.  The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during the related Due Period is equal
      to                                                                                              $0.00

 6b.  The aggregate amount of Class A Additional Funds for this Distribution
      date is equal to                                                                                $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                      $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                                $0.00
           Amount is equal to

      (c) with respect to the Class A Investor Interest is equal to                                   $0.00

 8.   The sum of all amounts payable to the Class A Certificateholders on
      the current Distribution Date is equal to                                                       $0.00

 9.   The aggregate amount of Class B Principal Collections processed
      during the related Due Period is equal to                                         $6,925,293.69

10.   The aggregate amount of Class B Finance Charge Collections processed
      during the related Due Period is equal to                                           $841,482.55

11a.  The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during the related Due Period is equal
      to                                                                                        $0.00

11b.  The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                          $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                          $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                            $0.00

13.   The  sum of all amounts payable to the Class B Certificateholders on
      the  current Distribution Date is equal to                                                $0.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of December, 1998.



                           GREENWOOD TRUST COMPANY
                             as Master Servicer

                           By:
                              -------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer